Lehman Brothers Financial Services Conference New York, New York September 13, 2005

REGIONS FINANCIAL CORPORATION Allen B. Morgan, Jr. Vice Chairman, Regions Financial Corporation Chairman, Morgan Keegan D. Bryan Jordan Executive V.P. and Chief Financial Officer Regions Financial Corporation

REGIONS FINANCIAL CORPORATION $85 billion in assets Over $15 billion in market capitalization $4.7 billion* in revenues from diversified sources 5 million customers Strong banking franchise in South, Midwest and Texas Over 260 brokerage offices in 15 states One of Top 15 U.S. banking companies * Based on annualized 1H05 financial results

ATTRACTIVE GEOGRAPHIC MARKETS Strong Banking Franchise in South, Midwest and Texas 14.6% 5.2% 8.5% 5.5% 7.9% 6.9% 14.4% 10.8% 10.2% 5.3% Percentage Of Banking Offices by State SC TX AR LA TN AL GA NC MO IA IL IN KY MS FL SC

ATTRACTIVE GEOGRAPHIC MARKETS and GOOD DISTRIBUTION POWER Regions Bank Morgan Keegan Regions Insurance Group 7TH largest U.S. bank branch network 1,400 banking offices in 15 states Over 260 brokerage offices Over 20 insurance offices 5 million customers

DIVERSIFIED REVENUE STREAM $4.7 Billion in Annualized Revenues* 1st Qtr 3rd Qtr 4th Qtr 61 2 8 2 18 13 Combined Revenue Composition* Insurance 2% Net Interest Income 56% Mortgage Banking 10% Brokerage & Trust 16% Banking - Fees 14% * Based on 1H05 financial results; excludes security gains/losses Other 2%

Successfully Transitioning in 2005...

Successful Conversion is Job One Early Branding Initiative January: Launched Regions brand in Midwest and Florida markets First Systems Conversions April: Re-branding and system conversions took place in 137 branches in Alabama, Arkansas, Tennessee, Texas, Louisiana and Kentucky Second Systems Conversions August: Re-branding and system conversions took place in 180 branches in remaining Tennessee and all Mississippi markets Final Systems Conversions November: System conversions will take place in 320 branches in Midwest and Florida

GOAL OF GROWING DEPOSITS THROUGH THE CONVERSION EVENTS DDA open/close ratio of 1.22 in 2Q05 compared to 1.00 in 2Q04 Event One branches opened more accounts in month after conversion than any month prior 3Q04 4Q04 1Q05 2Q05 East 48.2 49 49.7 50.2 Community Banking Deposits Avg., $ in billions

DIVESTITURE OF NON-CORE BUSINESSES Minimal bottom-line impact Focus on effective capital deployment and risk-adjusted returns Reallocation of resources to core, strategic business lines with higher risk-adjusted returns Capital Factors Strategic Outsourcing Wholesale Mortgage Revenue 45 38.5 23 Net Income 7 9.5 0 $ in Millions Estimated Annual Impact Revenue Net Income

INVESTING IN CORE BUSINESSES New Bank Branches in High Potential Growth Areas 50 bank branches planned for 2005 High-growth potential and fill-in Initial investment: $1.5-$2.5MM each $20-$25MM in expected 2005 investment Must meet 15% IRR hurdle TX AR LA TN AL GA SC NC FL MO IA IL IN KY MS Build-out of new and growth markets Following change in demographics

EFFORTS START TO PAY OFF IN SECOND QUARTER Successful second quarter 2005 results 3.5%, linked-quarter increase in operating diluted earnings per share1 Core operating expenses down 1%, linked-quarter Core operating revenue up 1%, linked-quarter Strong quarter for Morgan Keegan Steady net interest margin in an increasingly challenging yield curve environment Low levels of net charge-offs (0.23% of average loans, annualized) 1See Form 8K filed 7/15/05 for components of operating earnings

Hurricane Katrina

HURRICANE KATRINA TX AR LA TN AL GA SC NC FL MO IA IL IN KY MS VA

HURRICANE KATRINA LA Regions Bank (affected, but now open) Regions Bank (closed) Morgan Keegan (affected, but now open) Morgan Keegan (closed) AL MS

HURRICANE KATRINA Zone A Zone B Zone C

2004 Hurricane Season 2004 Hurricane Season

2005 Hurricane Season

HURRICANE KATRINA Zone A Zone B Zone C

HURRICANE KATRINA Loan Exposure Approximately, $1.3 billion in outstandings in hardest hit area (Zone A on previous slide) Commercial - $700MM Consumer - $200MM Mortgage - $200MM Letters of Credit - $60MM Other - $70MM Regions is offering deferral of payment on some consumer and business installment loans as well as some commercial loans

HURRICANE KATRINA Deposit Base Approximately $1.4 billion in deposits in hardest hit areas Interest-free deposits - $280MM Interest-bearing checking - $490MM Savings - $290MM CD's - $220MM Other - $120MM

HURRICANE KATRINA IS AN UNEXPECTED CHALLENGE Regions Mortgage Approximately 40,000 customers out of 450,000 total mortgage customers. $2.5B of servicing in disaster area. Monthly retail mortgage origination activity in hardest hit areas was approximately $60 million before Katrina and is estimated to be approximately $33 million in the month after Katrina. Mortgage will waive late charges and defer payments for 90 days in the disaster areas.

HURRICANE KATRINA Summary Regions has a great deal of experience with hurricanes in our footprint Expect a small up tick in credit losses and non-performing assets over the next few quarters Key variables that will affect our current expectations include Timing and extent of New Orleans infrastructure repair Timing and extent of New Orleans business-related reconstruction and resurgence Level of government assistance/insurance We believe the market will be rebuilt We're positioned to be an important part of the rebuilding process, we're committed to the marketplace, and we're optimistic about the future of New Orleans, the Mississippi gulf coast and Regions' contribution to the process

IN SUMMARY.... We are working hard to create a more predictable, profitable business model that will produce consistently high returns for our shareholders... Regions' foundation is solid 2005 is a transition year in which merger integration has been the focus along with realigning business units to capitalize on strategic opportunities We've taken steps to improve profitability in the future without sacrificing risk management or balance sheet discipline We are making progress and are optimistic about our long-term prospects In the meantime, stock offers attractive dividend yield over 4%

Lehman Brothers Financial Services Conference New York, New York September 13, 2005